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New Commerce BanCorp
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NEW COMMERCE BANCORP
501 New Commerce Court
Greenville, South Carolina

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

        We cordially invite you to attend the 2004 Annual Meeting of Shareholders of New Commerce BanCorp, the holding company for New Commerce Bank. At the meeting, we will report on our operating and financial results for 2003 and will answer your questions and discuss our future plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting on April 28, 2004 at 4:00 p.m. at the New Commerce Bank Board Room, 501 New Commerce Court, Greenville, South Carolina for the following purposes:

1.	To elect four members to our board of directors;

2.	To consider a proposal to amend the company’s 1999 Stock Incentive Plan to increase the shares allowed to be issued under the plan from 150,000 shares to 250,000 shares;

3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 10, 2004 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors, Frank W. Wingate President and Chief Executive Officer

Greenville, South Carolina
March 25, 2004

NEW COMMERCE BANCORP
501 New Commerce Court
Greenville, South Carolina

Proxy Statement for Annual Meeting of
Shareholders to be Held on April 28, 2004

        Our board of directors is soliciting proxies for the 2004 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

        The board set March 10, 2004 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,000,000 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint Frank W. Wingate and Marshall J. Collins, Jr. as your representatives at the meeting. Mr. Wingate and Mr. Collins will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Wingate and Mr. Collins will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors” and will vote in favor of amending the 1999 Stock Incentive Plan. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Wingate and Mr. Collins will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 25, 2004.

Proposal No. 1:  Election of Directors

        The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors expire at the 2005 Annual Shareholders Meeting. The terms of the Class I directors will expire at the 2006 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III
Marshall J. Collins, Jr	Ralph S. Crawley	Richard W. Bailey
Tommy D. Greer	Bobby L. Johnson	Timothy A. Brett
	Robert T. Kellett	G. Mitchell Gault
	Dennis O. Raines	Frank W. Wingate

        Shareholders will elect four nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2007 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

        The board of directors recommends that you elect Ralph S. Crawley, Bobby L. Johnson, Robert T. Kellett, and Dennis O. Raines as Class II directors.

        If you submit a proxy but do not specify how you would like it to be voted, Mr. Wingate and Mr. Collins will vote your proxy to elect Mr. Crawley, Mr. Johnson, Mr. Kellett, and Mr. Raines. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Wingate and Mr. Collins will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees. Each of the nominees is also a director of our subsidiary, New Commerce Bank:

        Ralph S. Crawley, 69, Class II director since 1999, was the co-founder and president of Carter and Crawley, Inc., a custom automated control systems supplier to industrial and utility clients from 1967 until it was sold to AZZ, Inc. of Fort Worth, Texas in 2001. Mr. Crawley remained as the general manager of Carter and Crawley, Inc. until his retirement in 2003. He previously was manager of control system manufacturing for Metal Products Corporation. Mr. Crawley graduated from Ruby High School in 1953 and attended Pierce College in Reseda, California. He has held several positions with RCA and TRW involving manufacturing and sales. Mr. Crawley is a past president and member of the Mauldin Rotary Club. Mr. Crawley was a member of the Mauldin Library Committee and chairman of the Building and Grounds Committee of the new Greenville County branch library located in Mauldin; past member of the Chamber of Commerce organizing board and past member of the Mauldin-Simpsonville advisory board of Bank of America.

        Bobby L. Johnson, 69, Class II director since 1999, develops light industrial, office, and warehouse properties. Mr. Johnson began to develop property in 1989, when he sold Carolina Material Handling, a business he operated for twenty years in the Golden Strip. Mr. Johnson is a member of Greer First Baptist Church in Greer and is a volunteer with Meals on Wheels and the Baptist Disaster Relief Team. He previously served on the advisory board of Summit National Bank and the Golden Strip advisory board of Branch Banking & Trust.

        Robert T. Kellett, 61, Class II director since 1999, an entrepreneur since 1965, owns and operates several businesses in the Golden Strip, including Tommy’s Snack Bar, Kellett Fuel Oil, and Kellett’s Korner, Inc. He is a native of Greenville County and he graduated from Hillcrest High School.

        Dennis O. Raines, 52, Class II director since 1999, is an honor graduate of Limestone College from which he obtained a degree in business management. He was president of Utility Partners of America from 2002 to 2003 and was employed at Kemet Electronics for 26 years, serving in various management positions including manufacturing manager, human relations manager, and most recently business services manager. Mr. Raines served for six years as a member of the Mauldin City Council, where he was on the Recreation & Economic Development, Public Safety and the chairman of the Finance & Policy committees. He is a former member of the Mauldin Library Task Force.

Set forth below is also information about each of our other directors and executive officers. Each director listed below is also a director of New Commerce Bank.

        Marshall J. Collins, Jr., 62, Chairman and Class I director since 1999, is the retired chief executive officer and chairman of BI-LO, LLC and retired president and chief executive officer of Ahold USA Support Services in Mauldin, South Carolina. BI-LO, LLC is a multi-state grocery store chain and is one of the largest employers in Greenville County, South Carolina. Mr. Collins was born and grew up in Chicago, Illinois and is a graduate of St. Mary’s University in Winona, Minnesota and the Advanced Management Program at Harvard Business School. He currently is the chairman of the board of St. Francis Hospital in Greenville, South Carolina, is a board member of Earth Fare, a natural and organic food retailer, and is a board member of the South Carolina Waterfowl Association.

        Tommy D. Greer, 72, Class I director since 1999, is chairman emeritus of the Board of Catalina Marketing Corporation, where he has served since 1989. He has also served as president and chief executive officer of Catalina. Mr. Greer has 42 years of experience as one of the country’s leading product marketers. Prior to joining Catalina, he took Texize Chemicals Company, a cleaning products manufacturer, from a small regional company to a nationally known marketer of such category leaders as Fantastic Spray Cleaner, Spray’n Wash, and Glass+Plus. Mr. Greer is a graduate of the Advanced Management Program at the Harvard School of Business.

        Richard W. Bailey, 70, Class III director since 1999, is the owner of Bayco Development Company. He is also associated with Coldwell Banker Caine, holds a CCIM designation, and has been actively involved in commercial real estate and development since 1986. He is a past member of the Golden Strip and Greenville advisory boards of Branch Banking &Trust.

        Timothy A. Brett, 50, Class III director since 1999, is the president of Brett Public Relations, Inc., a full service public relations company with offices in Greenville, Spartanburg and Columbia, South Carolina, which he founded in 1993. Mr. Brett previously served as director of Governmental Affairs and Community Relations for Michelin North America from 1987 until 1993. He was also a member of the South Carolina House of Representatives. After leaving the House of Representatives, he served in various positions under former Governor Carroll A. Campbell, Jr. He continually serves his community through his involvement in a number of charitable organizations, including the Salvation Army, the YMCA, and the Blue Ridge Council Boy Scouts. He is a 1974 Graduate of Newberry College and presently serves as a member of the College’s Board of Trustees.

        G. Mitchell Gault, 48, Class III director since 1999, is the president of Kent-Gault Manufactured Homes, a retailer of manufactured homes to the upstate of South Carolina since 1959. Mr. Gault, a second-generation retailer, has been with Kent-Gault since 1977 Mr. Gault is also involved in the development of manufactured housing subdivisions, as well as owning and operating several manufactured housing rental communities in the Upstate. Mr. Gault graduated from the University of South Carolina in l977. He is a past president of the Fountain Inn Rotary Club. He has served on the board of Manufactured Housing Institute of South Carolina for ten years, including two terms as chairman of that association. He is a member of the Golden Strip YMCA Board of Directors and is a life-long member of Trinity United Methodist Church of Fountain Inn where he serves as a member of the board and chairman of various committees.

            R. Lamar Simpson, CPA, 45, is a senior vice president and the chief financial officer of our company and our bank. Mr. Simpson has eight years of experience in the financial services industry and before joining us in 2002, was most recently employed as chief financial officer of FirstSpartan Financial Corp. and First Federal Bank in Spartanburg, South Carolina from 1996 until the bank’s merger with BB&T Corp. in 2001. Prior to 1996, Mr. Simpson was a senior manager with Deloitte & Touche LLP, where he served clients principally in the financial services and real estate industries. Mr. Simpson received his B.S. degree in Business Administration and Accounting from Erskine College in 1981 and is a member of the American Institute of Certified Public Accountants and the South Carolina Association of CPAs.

        Frank W. Wingate, 43, Class III director since 2001, has been the president and chief executive officer of our company and our bank since October 1, 2001. He is a second-generation banker who has 20 years of experience in both retail and commercial banking. Mr. Wingate graduated with a B.S. degree in Financial Management from Clemson University in 1983 and completed the course of study at The Graduate School of Banking of the South at Louisiana State University in 1993. His banking career began in 1983 at The Citizens & Southern National Bank in Atlanta. Mr. Wingate served as the founding president and chief executive officer of The Community Bank of Greenville, NA from 1996 until the bank’s merger with Regions Bank of Greenville in 1998. He held the position of Executive Vice President-Retail Banking with Community Bank & Trust, Cornelia, Georgia from May 2000 until his return to Greenville. He is a graduate of Leadership Greenville, Class XXIII, past member of the Board of Regents for Leadership Greenville, past treasurer and board member of Compass of Carolina, former member of Greenville East Rotary Club, is a current board member of Junior Achievement of Greenville, Inc., and he serves on the board of the Mauldin Chamber of Commerce.

Proposal No. 2: Approval of an Amendment to the Company’s 1999 Stock Incentive Plan to
Increase the Shares Allowed to be Issued Under The Plan From 150,000 Shares To 250,000 Shares

General

        On April 28, 2000, the shareholders approved the 1999 Stock Incentive Plan. Options issued pursuant to the plan were not to exceed the aggregate of 150,000 shares, subject to adjustment for stock splits and stock dividends. On January 20, 2004, the Board of Directors of the company approved, subject to shareholder approval, an amendment to the plan which increases the number of shares of common stock with respect to which options may be granted from 150,000 shares to 250,000 shares, subject to adjustment for stock splits and stock dividends. As of March 10, 2004, there were options to acquire 144,500 shares outstanding under this plan, with a weighted average exercise price of $8.41 per share. Of the outstanding options, 61,300 currently are exercisable.

        We believe that the issuance of stock options can promote the growth and profitability of the company by providing additional incentives for participants to focus on our long-range objectives. We also believe that the plan has been effective in helping us attract, retain and motivate our officers, certain employees and directors. We are asking our shareholders to approve the amendment to the plan so that we can continue to attract and retain the best available personnel. We believe strongly that the approval of the amendment is essential to our continued success.

        The following paragraphs provide a summary of the principal features of the 1999 Stock Incentive Plan. The summary is qualified in its entirety by reference to the plan as set forth in appendix A.

Description of Plan

        Currently, the plan authorizes the grant to our employees and directors of stock options for up to 150,000 shares of common stock from time to time during the term of the plan, subject to adjustment upon changes in capitalization. Under the plan, we may grant either incentive stock options (which qualify for certain favorable tax consequences, as described below) or nonqualified stock options. We may grant up to all 250,000 shares available under the plan as incentive stock options. Assuming we obtain approval of the amendment, the number of authorized shares would increase from 150,000 to 250,000.

        The plan is administered by the compensation committee which consists of four members of the board of directors (including Mr. Wingate). The committee determines the employees and directors who receive options and the number of shares that are covered by their options. The committee also determines the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options are exercisable and they determine whether termination of an optionee’s employment under various circumstances would terminate options granted under the plan to that person. When an option is granted under the plan, the optionee receives an option agreement specifying the terms of the option, such as the number of shares of common stock the optionee can purchase, the price per share, when the optionee can exercise the option, and when the option expires. The plan provides that options become exercisable immediately upon a change in control of the company.

        The option price per share is an amount that is determined by the board of directors, but it is not less than 100% of the fair market value per share on the date of grant. Generally, the option price is payable in full upon exercise. Payment of the option price of any stock option may be made in cash, by delivery of shares of common stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock. The company will receive no consideration upon granting of an option.

        Options generally may not be transferred except by will or by the laws of descent and distribution, and during an optionee’s lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed). The grant of an option does not give the optionee any rights of a shareholder until the optionee exercises the option.

        The board of directors has the right at any time to terminate or amend the plan but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee’s consent.

Federal Tax Consequences

        There are no federal income tax consequences to the optionee or to the company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

        Incentive Stock Options — When an optionee exercises an incentive stock option, the optionee does not at that time realize any income, and the company is not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price is a preference item for purposes of the alternative minimum tax. The optionee recognizes a capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The company is not entitled to a tax deduction if the optionee satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares’ value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

        If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the option agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee’s holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

        For purposes of computing the alternative minimum tax with respect to shares acquired pursuant to the exercise of incentive stock options, the difference between the fair market value of the shares on the date of exercise over the exercise price generally will be an item of tax preference in the year of exercise. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. The rate of tax applied in general to alternative minimum taxable income is 26% to 28%.

        Nonqualified Stock Options — Generally, when an optionee exercises a nonqualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the company may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee’s basis in the shares is equal to the market price of the acquired shares on the date of exercise.

New Plan Benefits

        Assuming we obtain shareholder approval of the amendment to the plan, the number of options that we may grant to eligible employees and directors will increase from 150,000 to 250,000. New grants under the plan will be in the discretion of the committee and therefore cannot be determined in advance.

Shareholder Approval Required

        If a quorum is present, the affirmative vote of the holders of a majority of the votes entitled to be cast at the meeting is required for approval of Proposal No. 2.

        The board of directors unanimously recommends that shareholders vote “For” the approval of the amendment to the company’s 1999 Stock Incentive Plan to increase the number of shares authorized to be issued under the plan from 150,000 shares to 250,000 shares.

        The following table sets forth equity compensation plan information at December 31, 2003.

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued	Weighted-average	equity compensation plans
	upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflecting in column
Plan Category	warrants and rights(a)	warrants and rights(b)	(a))
Equity compensation
plans approved by
security holders	134,500	$8.27	15,500
Equity compensation
plans not approved
by security holders (1)	90,000	$10.00	None
Total	224,500	$8.96	15,500

(1)     See Note 13 to the consolidated financial statements for a description of the material features of the plan.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

        The following table shows the cash compensation paid to our chief executive officer and chief financial officer for the years ended December 31, 2003, 2002, and 2001. None of our other executive officers received total annual compensation, including salary and bonus, in excess of $100,000 in 2003.

Summary Compensation Table

	Annual Compensation					Long Term
						Compensation
						Awards
					Other	Number of
					Annual	Securities
					Compensation	Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	$(1)	Options	Compensation

Frank W. Wingate	2003	$140,000		$17,900	$11,989	-	$6,259
President and Chief	2002	125,000		-	-	-	4,919
Executive Officer	2001	30,000	(2)	10,000	-	50,000	845

R. Lamar Simpson	2003	104,167		5,000	-	-	4,718
Senior Vice President and	2002	53,042	(3)	-	-	10,000	1,591
Chief Financial Officer

(1)	Mr. Wingate and Mr. Simpson also receive indirect compensation in the form of certain perquisites and other personal benefits. The amounts of such benefits received in the fiscal years shown did not exceed the lesser of either $50,000 or 10% of their annual salary and bonus, except with respect to the reimbursement of $11,989 in taxes in 2003 for Mr. Wingate. We agreed to pay the cost of moving and selling his previous home, plus reimburse him for income taxes on any part of the reimbursement that was deemed to be taxable income. The payment also included taxes on the taxable income generated from the reimbursement.

(2)	Mr. Wingate’s annualized salary was $120,000 when he joined our company in October 2001. The above salary and other annual compensation cover the period October 1, 2001 through December 31, 2001.

(3)	Mr. Simpson’s annualized salary was $95,000 when he joined our company in June 2002. The above salary and other annual compensation cover the period June 11, 2002 through December 31, 2002.

Aggregated Option Exercises and Year-End Option Values

Value of Unexercised In
	Number of Unexercised Securities	the Money Options at
	Underlying Options at Fiscal Year End	Fiscal Year End (1)
Name	Exercisable/Unexercisable	Exercisable/Unexercisable
Frank W. Wingate	20,000/50,000	$67,000/$100,500
R. Lamar Simpson	2,000/10,000	$1,300/$5,200
_______________
(1)	The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($9.95) of the underlying common stock at December 31, 2003. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.

Employment Agreements

        We entered into an employment agreement Mr. Wingate on November 18, 2003 which has an initial term of three years with a provision for annual renewal. The agreement provides for an annual salary of $140,000 and a bonus of up to 35% of his salary if the company achieves certain written performance goals. Additionally, Mr. Wingate participates in our other employee benefit programs, is entitled to a life insurance policy, is provided an automobile allowance, and is provided travel and business expenses (including club dues). Mr. Wingate’s employment agreement also provides that in the event his employment is terminated or his position is changed materially after a change in control of the company (as defined in the agreement), he is entitled to severance compensation in the amount of two times the sum of his base salary and his most recent bonus. Further, during Mr. Wingate’s employment and for a period of 12 months following the termination of his employment (except for termination in the case of a change in control), he may not solicit customers or employees of the bank for any competing business enterprise or compete with the bank by serving as an organizer, director, officer, consultant or greater than 1% shareholder of any depository financial institution or holding company within our territory.

        Also, we entered into an employment agreement Mr. Simpson on November 18, 2003 which has an initial term of three years with a provision for annual renewal. The agreement provides for an annual salary of $105,000 and a bonus of up to 25% of his salary if the company achieves certain written performance goals. Additionally, Mr. Simpson participates in our other employee benefit programs and is provided reimbursement of travel and business expenses. Mr. Simpson’s employment agreement also provides that in the event his employment is terminated or his position is changed materially after a change in control of the company (as defined in the agreement), he is entitled to severance compensation in the amount of two times the sum of his base salary and his most recent bonus.

Director Compensation

        Neither the company nor the bank paid directors’ fees during the last fiscal year.

Security Ownership of Certain
Beneficial Owners and Management

General

        The following table shows how much common stock in the company is owned by our directors, executive officers, and owners of more than 5% of the outstanding common stock, as of March 10, 2004. The mailing address for each of our directors and executive officers is our main office at 501 New Commerce Court, Greenville, South Carolina 29607. The mailing address for Mr. Stewart is 108 Maple Brook Court, Simpsonville, SC 29681.

	Number of		Percentage of
	Shares	Rights to	Beneficial
Name	Owned(1)	Acquire(2)	Ownership(3)
Richard W. Bailey	29,850	9,500	3.90%
Timothy A. Brett	15,000	9,500	2.43%
Marshall J. Collins, Jr	41,500	9,500	5.05%
Ralph S. Crawley	45,000	9,500	5.40%
G. Mitchell Gault	15,100	9,500	2.44%
Tommy D. Greer	25,000	9,500	3.42%
Bobby L. Johnson(4)	20,000	9,500	2.92%
Robert T. Kellett	13,880	9,500	2.32%
Dennis O. Raines	5,500	9,500	1.49%
R. Lamar Simpson	18,200	4,000	2.21%
James D. Stewart	63,965	7,500	7.09%
Frank W. Wingate	12,000	20,000	3.14%
Directors, executive
officers, and 5% owners as
a group (12 persons)	304,995	117,000	37.78%
_______________
(1)	Includes shares for which the named person:
o has sole voting and investment power,
o has shared voting and investment power with a spouse or other person, or
o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
o Does not include shares that may be acquired by exercising stock options.

(2)	Includes shares that may be acquired within the next 60 days by exercising stock options or warrants but does not include any other stock options.

(3)	Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

(4)	Number of shares owned excludes 2,500 shares owned by Mr. Johnson’s spouse for which he disclaims beneficial ownership.

Meetings and Committees of the Board of Directors

        During the year ended December 31, 2003, the board of directors of the company held five meetings and the board of directors of the bank held 12 meetings. Except for Mr. Raines, all of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

        Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders meetings, directors are encouraged to attend the annual meeting of New Commerce shareholders. Four directors attended the 2003 annual meeting of shareholders.

        Our board of directors has also implemented a process for shareholders of the company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at New Commerce Bancorp, 501 New Commerce Court, Greenville, South Carolina 29607. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

        The company’s board of directors has appointed a number of committees, including an audit committee, a nominating committee, and a compensation committee. The audit committee is comprised of Messrs. Collins, Gault, and Raines. Each of these members is considered to be an independent director except for Mr. Collins who may not be independent because his ownership of the company exceeds 5%. The audit committee met five times in 2003.

        The audit committee has the responsibility of reviewing internal audit and compliance reports, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. None of the current members of the audit committee nor any other member of our board qualifies as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our board and otherwise meet our requirements for service. At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert.

        Although none of the members of our audit committee qualify as “financial experts” as defined in the SEC rules, each of Messrs. Collins, Gault, and Raines has made valuable contributions to the company and its shareholders as members of the audit committee. The board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

        The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee charter was adopted by the board of directors on November 27, 2000. The charter outlines the committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit committee reports its findings to the board of directors.

Report of the Audit Committee of the Board

        The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts. The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditors’ independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the SEC. The report of the audit committee is included herein at the direction of its members, Messrs. Collins, Gault, and Raines.

Audit Fees

        The following sets forth the fees paid to our accounting firm during the years ended December 31, 2003 and 2002:

Type of Service	2003	2002
Audit	$23,477	$18,982
Audit Related	3,616	3,000
Tax	2,800	2,200
Other	2,010	5,271

Total	$31,903	$29,453

        Audit Fees - This category includes the aggregate fees billed for services rendered by Elliott Davis LLC for the audits of our financial statements.

        Audit-Related Fees - This category consists of billings Elliott Davis LLC for limited reviews of our quarterly financial statements.

        Tax Fees - This category consists of billings from Elliott Davis LLC for preparation of our tax returns.

        Other Fees - This category consists of billings by Elliott Davis LLC for services for certain of our employee benefit plans related to compliance and reporting. In 2002, the amount also includes fees for internal audit services.

Other Committees

        Our compensation committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met one time during the year ended December 31, 2003. The compensation committee is composed of Messrs. Brett, Collins, Greer, and Wingate.

        We have not adopted a nominating committee charter. Historically, our entire board of directors has served as the nominating committee. We are reviewing this policy and considering whether to adopt a formal nominating committee charter.

        Our board will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws. Shareholders must deliver nominations in writing to the secretary of the company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholder. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange

Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        In evaluating such recommendations, the board uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

        Our board uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the board considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The board considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the board uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

        We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is the our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us or the bank. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that they were filed in a timely fashion during 2003 with the exception of the gifting by Director Raines of 1,000 shares to each to his two sons on June 1, 2003 which was not reported on a Form 4 – Statement of Changes in Beneficial Ownership until July 17, 2003.

Independent Auditors

        We have selected the firm of Elliott Davis, LLC to serve as our independent auditors for the year ending December 31, 2004. We expect that a representative from this firm will be present and available to answer questions at the annual meeting and will have the opportunity to make a statement if he or she desires to do so.

Shareholder Proposals for the 2005 Annual Meeting of Shareholders

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2005 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 28, 2004. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials. A copy of our bylaws is available upon written request.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. Proposals must be delivered to our principal executive offices on or before the later to occur of (i) 60 days prior to the annual meeting; or (ii) 10 days after notice of the annual meeting is provided to shareholders.

March 25, 2004
Greenville, South Carolina

Appendix A to the 2004 Proxy Statement

NEW COMMERCE BANCORP
AMENDED 1999 STOCK INCENTIVE PLAN

NEW COMMERCE BANCORPAMENDED
1999 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1
ARTICLE II THE PLAN	4
2.1 NAME	4
2.2 PURPOSE	4
2.3 EFFECTIVE DATE	4
ARTICLE III PARTICIPANTS	5
ARTICLE IV ADMINISTRATION	5
4.1 DUTIES AND POWERS OF THE COMMITTEE	5
4.2 INTERPRETATION; RULES	5
4.3 NO LIABILITY	6
4.4 MAJORITY RULE	6
4.5 COMPANY ASSISTANCE	6
ARTICLE V SHARES OF STOCK SUBJECT TO PLAN	6
5.1 LIMITATIONS	6
5.2 ANTIDILUTION	7
ARTICLE VI OPTIONS	8
6.1 TYPES OF OPTIONS GRANTED	8
6.2 OPTION GRANT AND AGREEMENT	8
6.3 OPTIONEE LIMITATIONS	8
6.4 $100,000 LIMITATION	9
6.5 EXERCISE PRICE	9
6.6 EXERCISE PERIOD	9
6.7 OPTION EXERCISE	10
6.8 RELOAD OPTIONS	11
6.9 NONTRASFERABILITY OF OPTION	11
6.10 TERMINATION OF EMPLOYMENT OR SERVICE	12
6.11 EMPLOYMENT RIGHTS	12
6.12 CERTAIN SUCCESSOR OPTIONS	12
6.13 EFFECT OF A CORORATE TRANSACTION	12
6.14 FORFEITURE BY ORDER OF REGULATORY AGENCY	12
ARTICLE VII STOCK CERTIFICATES	13
ARTICLE VIII TERMINATION AND AMENDMENT	13
8.1 TERMINATION AND AMENDMENT	13
8.2 EFFECT ON GRANTEE'S RIGHTS	14
ARTICLE IX RELATIONSHIP TO OTHER COMPENSATION PLANS	14
ARTICLE X MISCELLANEOUS	14
10.1 REPLACEMENT OR AMENDMENT GRANTS	14
10.2 FORFEITURE FOR COMPETITION	14
10.3 LEAVE OF ABSENCE	14
10.4 PLAN BINDING ON SUCCESSORS	15
10.5 HEADINGS, ETC., NO PART OF PLAN	15
10.6 SECTION 16 COMPLIANCE	15
EXHIBIT A TO NEW COMMERCE BANCORP AMENDED 1999 STOCK
PLAN - FORM OF STOCK OPTION AGREEMENT
SCHEDULE A	16
SCHEDULE B	18

NEW COMMERCE BANCORP
AMENDED 1999 STOCK INCENTIVE PLAN

ARTICLE I
DEFINITIONS

        As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

        “Board” shall mean the Board of Directors of the Company.

        “Cause” (i) with respect to the Company or any subsidiary which employs the recipient of an Option (the “recipient”) or for which such recipient primarily performs services, the commission by the recipient of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Company’s or the subsidiary’s fidelity bond; (ii) the willful engaging by the recipient in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any subsidiary, monetarily or otherwise, including, but not limited, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any subsidiaries and competing with the Company or its subsidiaries, or soliciting employees, consultants or customers of the Company in violation of law or any employment or other agreement to which the recipient is a party; or (iii) the willful and continued failure or habitual neglect by the recipient to perform his or her duties with the Company or the subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the recipient shall be deemed be “willful” unless done or omitted to be done by recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Company and/or the subsidiary. Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the recipient in this Plan. “Cause” under either (i), (ii) or (iii) shall be determined by the Committee.

        “Code” shall mean the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

        “Committee” shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. In selecting the Committee, the Board shall consider (i) the benefits under Section 162(m) of the Code of having a Committee composed of “outside directors” (as that term is defined in the Code) for certain grants of Options to highly compensated executives, and (ii) the benefits under Rule 16b-3 of having a Committee composed of either the entire Board or a Committee of at least two Directors who are Non-Employee Directors for Options granted to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean the Board.

        “Company” shall mean New Commerce BanCorp, a South Carolina corporation.

        “Corporate Transaction” shall mean the occurrence of any of the following events:

(i)	a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

(ii)	the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; or

(iii)	the grant of any bank regulatory approval (or notice of no disapproval) for permission to acquire control of the Company or any of its banking subsidiaries.

        “Director” shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

        “Employee” shall mean a person who constitutes an employee of the Company as such term is defined in the instructions to the Form S-8 Registration Statement under the Securities Act of 1933, and also includes non-employees to whom an offer of employment has been extended.

        “Exchange Act” shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

        “Exercise Price” shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

        “Fair Market Value” on any date shall mean (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company’s current and future earnings.

        “Incentive Stock Option” shall mean an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

        “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or “no-action” positions with respect thereto issued by the Securities and Exchange Commission.

        “Officer” shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

        “Option” shall mean an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

        “Optionee” shall mean a person to whom an Option has been granted hereunder.

        “Parent” shall mean any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the Company or a Subsidiary owns stock possessing 50% or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

        “Permanent and Total Disability” shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

        “Plan” shall mean the New Commerce BanCorp Amended 1999 Stock Incentive Plan, the terms of which are set forth herein.

        “Purchasable” shall refer to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

        “Qualified Domestic Relations Order” shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

        “Reload Option” shall have the meaning set forth in Section 6.8 hereof.

        “Section 16 Insider” shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

        “Stock” shall mean the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

        “Stock Option Agreement” shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option).

        “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II
THE PLAN

        2.1   Name.  This Plan shall be known as "New Commerce BanCorp Amended 1999 Stock Incentive Plan."

        2.2   Purpose.  The purpose of the Plan is to advance the interests of the Company, its Subsidiaries, and its shareholders by affording Employees and Directors of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the Options is to promote the growth and profitability of the Company and its Subsidiaries because the Optionees will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

        2.3   Effective Date.  The Plan became effective on August 26, 1999, and was amended by the Board of Directors at a meeting held on January 20, 2004, and shall be approved by the shareholders at the 2004 Annual Meeting; provided, however, that if the shareholders of the Company have not approved the Plan on or prior to the first anniversary of such effective date, then all options granted under the Plan shall be non-Incentive Stock Options. If, at the time of any amendment to the Plan, shareholder approval is required by the Code for Incentive Stock Options and such shareholder approval has not been obtained (or is not obtained within 12 months thereof), any Incentive Stock Options issued under the Plan shall automatically become options which do not qualify as Incentive Stock Options.

ARTICLE III
PARTICIPANTS

        The class of persons eligible to participate in the Plan shall consist of all Directors and Employees of the Company or any Subsidiary.

ARTICLE IV
ADMINISTRATION

        4.1   Duties and Powers of the Committee  . The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee’s actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of the Plan and may grant Options singly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its power to grant Options under the Plan to Employees, but not to Employees who are Officers or Directors. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Optionee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement, or to waive any provision thereof, provided that the Optionee consents to such action.

        4.2   Interpretation; Rules.  Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state, or local laws or regulations. If an option granted under the Plan is intended to be an Incentive Stock Option but does not qualify as an Incentive Stock Option for any reason, then the option granted shall remain valid but shall be a non-Incentive Stock Option.

        4.3   No Liability.  Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

        4.4   Majority Rule.  A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

        4.5   Company Assistance.  The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V
SHARES OF STOCK SUBJECT TO PLAN

        5.1   Limitations.   Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 250,000. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or non-Incentive Stock Options, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article IX, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 250,000 (other than pursuant to anti-dilution adjustments) without shareholder approval. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

         If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

        5.2   Antidilution.

    (a)        If (x) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (y) any spin-off, spin-out or other distribution of assets materially affects the price of the Company’s stock, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company’s outstanding option grants, then:

(i) the aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted proportionately by the Committee; and

(ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options shall be adjusted proportionately by the Committee.

    (b)        If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its sole discretion, may (but is not required to):

    (i)        notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period; and/or

(ii) notify all Optionees that all Options granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

    (c)        If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

    (d)        The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Board or the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE VI
OPTIONS

        6.1   Types of Options Granted.  The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

        6.2   Option Grant and Agreement.  Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option’s duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. In structuring the terms of each Option, the Committee shall follow the guidelines set forth in the FDIC statement of policy relating to applications for deposit insurance, including that the terms should encourage each Optionee to remain involved in the Company and/or its Subsidiaries, such as by having a vesting period of equal percentages each year over the initial three years following the grant of the Option and a requirement that the Option be exercised or expire within a reasonable time after termination as an active officer, employee, or director. No Incentive Stock Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company’s shareholders. Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee’s interest in, the Options evidenced thereby.

        6.3   Optionee Limitations.  The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

            (a)        is not an employee of the Company or any of its Subsidiaries (as the term “employee” is defined by the Code); or

            (b)        owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Company or of any Parent or Subsidiary.

        6.4   $100,000 Limitation.  Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Parent or Subsidiary, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option. Furthermore, not more than 25% of the total shares of stock approved under this Plan may be made subject to Options to any individual in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

        6.5   Exercise Price.  The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

        6.6   Exercise Period.  The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each

Option shall provide that such Option shall not be exercisable after ten years from the date of grant (or modification) of the Option.

      6.7   Option Exercise.

             (a)        Unless otherwise provided in the Stock Option Agreement or Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

             (b)        An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

             (c)        The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, in the Company’s discretion all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, that the Board may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee’s execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations. Notwithstanding the above, the Company shall not be obligated to accept tender of shares of Stock as payment of the Exercise Price if doing so would result in a charge to the Company’s earnings for financial reporting purposes.

             (d)        In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the

Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

             (e)        The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

      6.8   Reload Options.

             (a)        The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted; provided, that the Committee may require that the shares surrendered in payment as provided above must have been held by the Optionee for at least six months prior to such surrender.

             (b)        Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i) for a period of one year from the date of such exercise.

        6.9   Nontransferability of Option.  Other than as provided below, no Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and, during the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). However, a Non-Incentive Stock Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

        6.10   Termination of Employment or Service.  The Committee shall have the power to specify the effect upon an Optionee’s right to exercise an Option upon termination of such Optionee’s employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full. Unless a Stock Option Agreement specifically provides otherwise, in the event the recipient of an Option is terminated from his or her employment or other service to the Company or its subsidiaries for Cause, Options, whether vested or unvested, granted to such person shall terminate immediately and shall not thereafter be exercisable.

        6.11   Employment Rights.  Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person’s employment at any time.

        6.12   Certain Successor Options.  To the extent not inconsistent with the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

        6.13   Effect of a Corporate Transaction.  All Options, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that the Options shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all shares at the time subject to such Options and may be exercised for any or all of those shares as fully vested shares of Stock.

        6.14   Forfeiture by Order of Regulatory Agency.  If the Company’s or any of its financial institution Subsidiaries’ capital falls below the minimum requirements contained in 12 CFR 3 or below a higher requirement as determined by the Company’s or such Subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Optionees to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

ARTICLE VII
STOCK CERTIFICATES

        The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

        (a)        The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

        (b)        The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

        (c)        The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

        (d)        The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

        Stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to Options shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

ARTICLE VIII
TERMINATION AND AMENDMENT

        8.1   Termination and Amendment.  The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

        (a)        Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section 5.2 hereof; or

        (b)        Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.

        8.2   Effect on Optionee’s Rights.  No termination, amendment, or modification of the Plan shall affect adversely a Optionee’s rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

ARTICLE IX
RELATIONSHIP TO OTHER COMPENSATION PLANS

        The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

ARTICLE X
MISCELLANEOUS

        10.1   Replacement or Amended Grants.  At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. However no modification of an Option shall adversely affect a Optionee’s rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

        10.2   Forfeiture for Competition.  If a Optionee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee, then that Optionee’s rights under any Options outstanding hereunder shall be forfeited and terminated subject in each case to a determination to the contrary by the Committee.

        10.3   Leave of Absence.  Unless provided otherwise in a particular Stock Option Agreement, the following provisions shall apply upon an Optionee’s commencement of an authorized leave of absence:

        (a)        The exercise schedule in effect for such Option shall be frozen as of the first day of the authorized leave, and the Option shall not become exercisable for any additional installments of shares of Stock during the period Optionee remains on such leave.

        (b)        Should the Optionee resume active Employee status within 60 days after the start date of the authorized leave, Optionee shall, for purposes of the applicable exercise schedule, receive service credit for the entire period of such leave. If the Optionee does not resume active Employee status within such 60-day period, then no service credit shall be given for the entire period of such leave.

        (c)        If the Option is an Incentive Stock Option, then the following additional provision shall apply:

If the leave of absence continues for more than three months, then the Option shall automatically convert to a Non-Incentive Stock Option under the Federal tax laws upon the expiration of such three-month period, unless the Optionee’s reemployment rights are guaranteed by statute or written agreement. Following any such conversion of the Option, all subsequent exercises of the Option, whether effected before or after Optionee’s return to active Employee status, shall result in an immediate taxable event, and the Company shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.

        (d)        In no event shall the Option become exercisable for any additional shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

        10.4     Plan Binding on Successors.   The Plan shall be binding upon the successors and assigns of the Company.

        10.5      Headings, etc., No Part of Plan.  Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

        10.6      Section 16 Compliance.  With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Committee. In addition, if necessary to comply with Rule 16b-3 with respect to any grant of an Option hereunder, and in addition to any other vesting or holding period specified hereunder or in an applicable Stock Option Agreement, any Section 16 Insider acquiring an Option shall be required to hold either the Option or the underlying shares of Stock obtained upon exercise of the Option for a minimum of six months.

EXHIBIT A to
New Commerce BanCorp Amended
1999 Stock Incentive Plan -
Form of Stock Option Agreement

NEW COMMERCE BANCORPSTOCK
OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this ____ day of , , by and between New Commerce BanCorp, a South Carolina corporation (the "Company"), and _________________ (the "Optionee").

        WHEREAS, on ________________________, the Board of Directors of the Company adopted a Stock Incentive Plan known as the “New Commerce BanCorp Amended 1999 Stock Incentive Plan” (the “Plan”), and recommended that the Plan be approved by the Company’s shareholders; and

        WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

        WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

        NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

        1.        Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee.

        2.        Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s Common Stock, no par value per share (the “Stock”), set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 hereof. Schedule A states whether the Option is intended to be an Incentive Stock Option.

Ex. A-1

        3.        Purchase Price.  The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant (as defined in Section 11 below).

        4.        Exercise Terms.  The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

        5.        Nontransferability of Option.  Other than as provided below, no Option shall be transferable by Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and, during the lifetime of Optionee, Options may be exercised only by Optionee (or by Optionee’s guardian or legal representative, should one be appointed). However, a Non-Incentive Stock Option may, in connection with Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the stock incentive committee of the board of directors of the Company may deem appropriate.

        6.        Notice of Exercise of Option.  This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 14 hereof to the attention of the President, the Chief Operating Officer or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 hereof, and (c) be accompanied by (i) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier’s check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

Ex. A-2

        7.        Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

        8.        Termination of Employment.

        (a)        Except as otherwise specified in Schedule A hereto, in the event of the termination of the Optionee’s employment with the Company or any of its Subsidiaries, other than a termination that is either (i) for cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise this Option at any time within 30 days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

        (b)        Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee’s employment that is either (i) for cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

        (c)        Unless and to the extent otherwise provided in Exhibit A hereto, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee’s retirement provided that, on the date which is three months after the date of retirement, the Options will become void and unexercisable unless on the date of retirement the Optionee enters into a noncompete agreement with New Commerce BanCorp and continues to comply with such noncompete agreement. This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

        9.        Disabled Optionee.  In the event of termination of employment because of the Optionee’s Permanent and Total Disability, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

        10.        Death of Optionee.  Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of employment under Section 8(a) above, in the event of the Optionee’s death while employed by the Company or any of its Subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this

Ex. A-3

Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee’s employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

        11.        Date of Grant.  This Option was granted by the Committee on the date set forth in Schedule A (the “Date of Grant”).

        12.        Compliance with Regulatory Matters.  The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

        13.        Restriction on Disposition of Shares.  The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

        14.        Forfeiture by Order of Regulatory Agency.  If the Company’s or any of its financial institution Subsidiary’s capital falls below the minimum requirements contained in 12 CFR 3 or below a higher requirement as determined by the Company’s or such Subsidiary’s primary regulatory agency, such agency may direct the Company to require Optionee to exercise or forfeit some or all of his or her Options. All options granted under this Agreement are subject to the terms of any such directive.

        15.        Miscellaneous.

        (a)        This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

        (b)        This Agreement is executed and delivered in, and shall be governed by the laws of, the State of South Carolina.

        (c)        Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if

Ex. A-4

to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at _____________________, or at such other addresses that the parties provide to each other in accordance with the notice requirements hereof.

    (d)        This Agreement may not be modified except in writing executed by each of the parties hereto.

        IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

NEW COMMERCE BANCORP                                 OPTIONEE

By:  ______________________________        _________________________________
        Name:                                                                   Name:
        Title:                                                                     Address:

Ex. A-5

SCHEDULE A
TO
STOCK OPTION AGREEMENT
BETWEEN
NEW COMMERCE BANCORP
AND
_________________

Dated: __________________

1.     Number of Shares Subject to Option:  _____________  Shares.

2.     This Option (Check one) [  ] is [  ] is not an Incentive Stock Option.

3.     Option Exercise Price:  $__________   per Share.

4.    Date of Grant: ___________________

5.     Option Vesting Schedule:

                   Check one:

                   (  )  Options are exercisable with respect to all shares on or after the date hereof
                   (  )  Options exercisable with respect to the number of shares indicated
                          below on or after the date indicated next to the number of shares:

                                                         No. of Shares                          Vesting Date

6.     Option Exercise Period:

                         Check One:

                          (  ) All options expire and are void unless exercised on or before
                                _______________, 19 ____.
                          (  ) Options expire and are void unless exercised on or before the date indicated next to the number of shares:

                                                No. of Shares                             Expiration Date

7.	Effect of Termination of Employment of Optionee (if different from that set forth in Sections 8 and 10 of the Stock Option Agreement):

SCHEDULE B

NOTICE OF EXERCISE

        The undersigned hereby notifies New Commerce BanCorp (the “Company”) of this election to exercise the undersigned’s stock option to purchase shares of the Company’s common stock pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated _______________________, 19____. Accompanying this Notice is (1) a certified or a cashier’s check in the amount of $ payable to the Company, and/or (2) _______________ shares of the Company’s common stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the New Commerce BanCorp Amended 1999 Stock Incentive Plan) as of the date hereof of $________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 5.2 of the New Commerce BanCorp Amended 1999 Stock Incentive Plan).

        IN WITNESS WHEREOF, the undersigned has set his hand and seal, this _______ day of _________________, ___________.

OPTIONEE [OR OPTIONEE'S ADMINISTRATOR,
EXECUTOR OR PERSONAL REPRESENTATIVE]

                                                                            _____________________________________
                                                                           Name:
                                                                           Position (if other than Optionee):

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
NEW COMMERCE BANCORP
to be held on April 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints Frank W. Wingate and Marshall J. Collins, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of New Commerce BanCorp that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the New Commerce Bank Board Room, 501 New Commerce Court, Greenville, South Carolina, at 4:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: “for” the election of the four identified Class II directors to serve on the board of directors for three-year terms and “for” the amendment of the company’s 1999 Stock Incentive Plan to increase the shares allowed to be issued from 150,000 shares to 250,000 shares.

1.     PROPOSAL to elect the four identified Class II directors to serve for three-year terms.

            Ralph S. Crawley
            Bobby L. Johnson
            Robert T. Kellett
            Dennis O. Raines
                [  ] FOR all nominees                                                       [  ] WITHHOLD AUTHORITY
                      listed (except as marked to                                             to vote for all nominees
                      the contrary)
            (INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

2.     PROPOSAL to amend the company’s 1999 Stock Incentive Plan to increase the shares allowed to be issued under the plan from 150,000 shares to 250,000 shares;
                [  ] FOR                                                                               [  ] WITHHOLD AUTHORITY

                                 Dated: _______, 2004

___________________________                                         ___________________________
Signature of Shareholder(s)                                                       Signature of Shareholder(s)

___________________________                                         ___________________________
Please print name clearly                                                            Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.